EXHIBIT 10.34

                       SEPARATION AND SEVERANCE AGREEMENT

         This Separation and Severance Agreement ("Agreement") is made and entered into by and between POWER2SHIP, INC., a Nevada corporation, and its various subsidiaries and affiliates (the "Company"), and Richard Hersh ("Hersh") as of the 15th day of September 2006.

                                    RECITALS
                                    --------

         A. Hersh has been employed by the Company as Chief Executive Officer, serves as a Director of the Company and serves as an officer and/or Director of various subsidiaries or affiliated companies of the Company.

         B Hersh and the Company entered into an Employment Agreement on January 1,, 2003 (the "Employment Agreement") with the Company's predecessor, Freight Rate, Inc.

         C. After lengthy discussions among the parties concerning the operations, management structure and future of the Company, the parties desire to terminate their relationship on an amicable basis pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, undertakings and releases, receipt of which is hereby acknowledged as sufficient consideration by both parties, the parties agree as follows:

         1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

         2. Resignation of Employment. Hersh hereby resigns as Chief Executive Officer, but will remain as Chairman of the Board, to be effective on the date hereof ("Termination Date").

         3. Termination. The Employment Agreement is permanently terminated effective on the Termination Date.

         4. Severance and Benefits. Subject to the conditions set forth herein, the Company and Hersh agree to the following.

                  (a) In full settlement of all claims for payment made or that could be made by Hersh pursuant to the terms of the Employment Agreement or any compensation, commissions, vacation pay, health insurance payments or benefits

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program heretofore provided, or promised, to Hersh, and for the forgiveness of all amounts due to Hersh on the convertible promissory note dated March 10, 2003 issued to him by Freight Rate, Inc., the Company will pay to Hersh $20,000, to be paid in-full upon the Company receiving at least Three Million Dollars in additional, aggregate funding.

                  (b) Hersh currently owns options to purchase 6,182,642 shares of the Company's common stock exercisable at prices ranging from $0.25 to $0.38 per share (the "P2S Options"). In consideration for canceling the P2S Options, canceling the option previously granted to Hersh to purchase 10% of the common stock of Commodity Express Transportation, Inc. and waiving any other claims Hersh has or may have against the Company, the Company will issue Hersh a warrant to purchase 11,000,000 shares of its common stock exercisable at $0.025 per share that expires five years from its grant date.

         5.       General Releases and Voluntary Waiver of Rights.

                  (a) Except for the obligations created by or arising out of this Agreement or any future consulting or distribution agreement between the Company and Hersh, effective on the Termination Date, Hersh's descendants, heirs, successors and assigns do hereby release, acquit, satisfy and forever discharge and covenant not to sue the Company, its agents, servants, employees and all persons for whose conduct it is legally responsible, including, but not limited to, its officers, directors, attorneys, insurers, stockholders, parent, subsidiary, affiliated or related entities and their respective successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment relationship which Hersh ever had (including claims not yet accrued) against the Company, its agents, servants, employees and persons for whom it is legally responsible, for and upon any reason arising out of the employment relationship Hersh had with the Company and the transactions and relationships described herein. Hersh specifically acknowledges that he has been advised that he should consult with an attorney concerning his rights and the signing of this Release.

                  (b) Except for the obligations created by or arising out of this Agreement or any future consulting or distribution agreement between the Company and Hersh, effective on the Termination Date, the Company, and the Company's subsidiary and affiliated companies and its affiliated officers and directors, and their successors and assigns, and each of them, does hereby release, acquit, satisfy and forever discharge and covenant not to sue Hersh or Hersh's descendants, heirs, successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment relationship Hersh had with the Company and the transactions and relationships described herein.
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         8. Non-Admissions. The Company and Hersh agree that neither this
Agreement nor the consideration given shall be construed as an admission of any wrongdoing or liability by the Company or Hersh, and that all such liability or wrongdoing is expressly denied.

         9. Confidentiality. In the course of serving as an officer, Director and employee of the Company, the Company as disclosed to Hersh, and Hersh may otherwise have obtained knowledge of or access to, trade secrets and other proprietary and confidential information concerning the Company, the Company products, financial condition, services, research and development plans, and other matters pertaining to the Company's business ("Confidential Information"). Hersh agrees to treat and hold all Confidential Information as secret and confidential, and to apply strict standards of care to maintain the secrecy of the Confidential Information. In this regard, Hersh agrees not to copy or reproduce any Confidential Information and not to disclose the contents of any Confidential Information to any person or entity, other than officers and directors of the Company or with their written permission. Hersh further agrees to return to the Company written or other copies (including electronic media containing Confidential Information) of any and all Confidential Information in Hersh's possession. The provisions of this Section 10 shall not apply to any Confidential Information that Hersh is obligated by law to disclose to any court or any federal or state government agency.

         10. Anti-Coercion. Each of the Parties hereto has entered into this Agreement without undue influence, fraud, coercion, duress, misrepresentation, or restraint having been imposed upon them by any other party, and further acknowledges that each party had the opportunity to be represented by counsel of their own selection.

         11. Interpretation of Release. For the purposes of interpretation and construction of this Agreement, this Agreement shall be deemed to have been drafted by the Company and by Hersh.

         12. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of Hersh to the business or residence as shown on the records of the Company, or in the case of the Company to its principal office or at such other place as it may designate.

         13. Entire Agreement. This Agreement constitutes the entire agreement between the parties and shall not be modified, altered, or discharged, except by a writing signed by each of the parties hereto.

         14. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by the laws of the State of Florida. The Parties acknowledge that this Agreement contains provisions, which are enforceable in the State of Florida, and all Parties consent to the personal jurisdiction of the State of Florida and County of Palm Beach.
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         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

         16. Waiver of Breach - Effect. No waiver or any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach.

         17. Full Understanding and Voluntary Acceptance. In entering into this Agreement, the parties represent that they have relied upon the advice of their attorneys or have chosen to enter into this Agreement without the assistance of counsel based upon their understanding of the terms hereof. The terms of this Agreement have been completely read and explained to them by there attorneys and/or they have reviewed the terms hereof in complete detail and that the terms are fully understood and voluntarily accepted by them.

         18. Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         HERSH ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, THAT HE HAS BEEN GIVEN AMPLE OPPORTUNITY TO REVIEW IT AND TO CONSULT WITH A REPRESENTATIVE OR ATTORNEY OF HERSH'S CHOOSING CONCERNING ITS TERMS. HERSH FURTHER ACKNOWLEDGES THAT HE UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO IT WITH THE COMPANY.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   POWER2SHIP, INC.



                                   By:/s/ David S. Brooks
                                      ----------------------------------------
                                      David S. Brooks, Chief Executive Officer




                                     /s/ Richard Hersh
                                     -----------------------------------------
                                     RICHARD HERSH








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